UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

CALUMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1060 N Capitol Ave

Suite 6-401

Indianapolis, Indiana 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2026, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”), each a subsidiary of Calumet, Inc. (the “Company”), issued $150.0 million aggregate principal amount of the Issuers’ 9.75% Senior Notes due 2031 (the “Additional Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes were issued at 105% of par, plus accrued interest from January 12, 2026, for net proceeds of approximately $154.9 million, after deducting the initial purchasers’ discount, estimated offering expenses and accrued interest. The Company intends to use the net proceeds from the offering of the Additional Notes to repay borrowings outstanding under the Company’s revolving credit facility.

The Additional Notes were issued under the Indenture, dated as of January 12, 2026 (the “Indenture”), among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee. The Additional Notes constitute a further issuance of the Issuers’ 9.75% Senior Notes due 2031, of which $405.0 million in aggregate principal amount were issued on January 12, 2026 (the “Existing Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes form a single series with, and have the same terms (other than the initial offering price) as, the Existing Notes. The Notes will mature on February 15, 2031. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026. The Notes are guaranteed on a senior unsecured basis by the Company, Calumet GP, LLC, the general partner of the Partnership, and all of the Partnership’s existing subsidiaries (other than Finance Corp., the Partnership’s unrestricted subsidiaries, Montana Renewables Holdings LLC and Montana Renewables, LLC, and certain immaterial restricted subsidiaries).

For a description of the Indenture and the Notes, please read the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2026. A copy of the Indenture and the form of Notes are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to such Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 17, 2026, the Company issued a press release announcing the consummation of the offering of the Additional Notes described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description

4.1	Indenture, dated January 12, 2026, by and among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2026).

4.2	Form of 9.75% Senior Notes due 2031 (included in Exhibit 4.1).

99.1	Press Release, dated March 17, 2026, announcing the closing of the offering of the Additional Notes.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

Date: March 17, 2026	By:	/s/ David Lunin
	Name:	David Lunin
	Title:	Executive Vice President and Chief Financial Officer